Exhibit 10.12

QUINTO CONVENIO MODIFICATORIO (el "Quinto Convenio Modificatorio") a Contrato de Arrendamiento, que celebran por una parte INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V., de aqui en adelante descrito como el "ARRENDADOR", representado por el Sr. Eduardo Mendoza Larios, e INDUSTRIAL VALLERA DE MEXICALI, S.A. DE C.V., de aqui en adelante referido como el "ARRENDATARIO", representado por el Sr. Sergio Francisco Tagliapietra Nassri, y con el conocimiento de MASIMO CORPORATION, de aqui en adelante referido como "GARANTE", en terminos de las siguientes declaraciones y clausulas:

FIFTH AMENDMENT AGREEMENT (the "Fifth Amendment Agreement") to Lease Agreement, entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V., hereinafter referred to as "LESSOR", represented by Mr. Eduardo Mendoza Larios, and INDUSTRIAL VALLERA DE MEXICALI, S.A. DE C.V., hereinafter referred to as "LESSEE" represented by Mr. Sergio Francisco Tagliapietra Nassri, and with acknowledge of MASI MO CORPORATION, hereinafter referred to as "GUARANTOR" pursuant to the following recitals and clauses:

DECLARACIONES:	RECITALS:

Declaran ambas partes:	Both parties declare:

I. Que el ARRENDADOR y el ARRENDATARIO celebraron un Contrato de Arrendamiento con fecha del 1 ro de Septiembre de 2007 (en lo sucesivo el "Contrato de Arrendamiento") donde el ARRENDADOR arrend6 una propiedad al ARRENDATARIO, identificada como nave lnventario II, ubicada en el "Parque Industrial Palaco", en la Ciudad de Mexicali, Baja California, con una superficie construida de aproximadamente 8,882.18 metros cuadrados (ocho mil ochocientos ochenta y dos punto dieciocho metros cuadrados) equivalentes a 95,607.00 pies cuadrados (noventa y cinco mil seiscientos siete pies cuadrados), y las mejoras ahi ubicadas, de aqui en adelante referida como la Propiedad Arrendada.	I. That LESSOR and the LESSEE entered into a Lease Agreement dated September 1st, 2007 (herein after referred to as the "Lease Agreement") whereby LESSOR leased certain property to LESSEE identified as lnventario II Building, located at "Palace Industrial Park", in the City of Mexicali, Baja California, with a total constructed area of approximately 8,882.18 square meters (eight thousand eight hundred and eighty two point eighteen square meters), equivalent to 95,607.00 square feet (ninety five thousand six hundred and seven square feet), and the improvements thereon herein referred to as the Leased Property.

II. Que en fecha 15 de julio de 2013, celebraron un Primer Addendum o Convenio Modificatorio, para expandir la Superficie Arrendada en un area adicional de 53,797.00 pies cuadrados adicionales de area construida para tener un total de 149,404.00 pies cuadrados de superficie de la Propiedad Arrendada, y extender el termino del Arrendamiento, por un periodo de siete (7) anos iniciando el 17 de diciembre de 2013, para concluir el 16 de diciembre de 2020.	II. That on July 15th , 2013, the parties entered into a First Addendum or Amendment Agreement to expand the Leased Property with an additional area of 53,797.00 square feet of constructed area to a total of 149,404.00 square feet of the surface of the Leased Property, and extend the Lease Term for additional term of seven (7) years commencing December 17, 2013 and ending on December 16th 2020.

III. Que en fecha 15 de octubre de 2020, celebraron un Segundo Addendum o Convenio Modificatorio, para extender el termino del arrendamiento por cinco (5) anos adicionales iniciando el 17 de diciembre de 2020, para concluir el 16 de diciembre de 2025, y estipular la renta y cuota de mantenimiento a pagar por el ARRENDATARIO al ARRENDADOR por la Propiedad Arrendada.	III. That on October 15th , 2020, the parties entered into a Second Addendum or Amendment Agreement to extend the lease term for five (5) additional years, commencing on December 17, 2020, to conclude on December 16th, 2025, and stipulate the rent and maintenance fee to be paid by LESSEE to LESSOR for the Leased Property.

IV. Que en fecha 17 de mayo de 2022, celebraron un Tercer Addendum o Convenio Modificatorio, para ampliar la superficie arrendable para disponer de un espacio para destinarlo a estacionamiento para empleados en una superficie de 5.430.00 pies cuadrados (en lo sucesivo el "Estacionamiento Adicional para Empleados"), para extender el termino del arrendamiento por cinco (5) anos adicionales iniciando el 1 de junio de 2022, para concluir el 16 de diciembre de 2025, y estipular la renta y cuota de mantenimiento a pagar por el ARRENDATARIO al ARRENDADOR por la Propiedad Arrendada, y para ajustar el deposito en garantia que fue otorgado al momento de la celebracion del Contrato de Arrendamiento conforme a la superficie de la Propiedad Arrendada.	IV.That on May 17th, 2022, the parties entered into a Third Addendum or Amendment Agreement to expand the leasable area to have a parking space for employees in an area of 5,430.00 square feet (herein after referred to as the "Additional Parking for Employees"), to extend the lease term for five (5) additional years, commencing on June 1st, 2022, to conclude on December 16th, 2025, and stipulate the rent and maintenance fee to be paid by LESSEE to LESSOR for the Leased Property, and to adjust the security deposit that was granted at the time of the execution of the Lease Agreement according to the surface area of the Leased Property.

V. Que con fecha 9 de abril de 2024, celebraron un Cuarto Adendum o Convenio Modificatorio, para actualizar el domicilio de la Propiedad Arrendada.	V. That on April 9th, 2024, the parties entered into a Fourth Addendum or Amendment Agreement to update the address of the Leased Property.

VI. Que es su voluntad celebrar este Quinto Convenio Modificatorio, para que forme parte integral del Contrato de Arrendamiento a que se refiere la Declaracion I, considerando los terminos y condiciones que se mencionan a continuaci6n, de acuerdo a la solicitud del ARRENDATARIO para, entre otros, (i) prorrogar el termino del arrendamiento por un periodo adicional de diez (10) anos, y para (ii) ajustar la renta mensual y la cuota de mantenimiento.

VI. That it's their intention to execute this Fifth Amendment Agreement to be part of the Leased Agreement described in Recital I, considering the terms and conditions listed below, according to LESSEE's request to, among others, (i) extend the term of the Lease Agreement for an additional ten (10) years term and to (ii) adjust the rent and maintenance fee.

VII. Que los poderes de representaci6n bajo los cuales ellos representan el ARRENDADOR y al ARRENDATARIO se encuentran todavia vigentes y que los mismos no han sido revocado o limitados de ninguna manera, y consecuentemente las partes se reconocen mutuamente la capacidad con la que actuan para todos los efectos legales.	VII. That the powers of attorney used to represent the LESSOR and LESSEE are still in effect, and that such have not been revoked or limited in any manner, and consequently the parties mutually recognize the capacity with which they act, for all legal purposes hereunder.

En terminos de lo anterior, las partes acuerdan como sigue:	Pursuant to the above the parties agree as follows:
CLAUSULAS:	CLAUSES:
PRIMERA.-PRORROGA DEL TERMINO DEL ARRENDAMIENTO. El ARRENDADOR y el ARRENDATARIO acuerdan prorrogar el Termino del Arrendamiento de la Propiedad Arrendada y del Estacionamiento Adicional para Empleados por un periodo adicional de diez (10) anos, obligatorios para las partes, iniciando el 17 de diciembre de 2025, para concluir el 16 de diciembre de 2035.

FIRST.-LEASE TERM EXTENSION. LESSOR an LESSEE agree to extend the Lease Term of the Leased Property and the Additional Parking for Employees for a new additional term of ten (10) years, mandatory for the parties with respect to the entirety of the Leased Property, commencing on December 17th, 2025, to conclude on December 16th, 2035.

SEGUNDA.- RENTA Y COUTA DE MANTENIMIENTO.	SECOND.-RENT AND MAINTENANCE FEE.
A.RENTA. Desde la fecha de celebraci6n de este Quinto Convenio Modificatorio y hasta el 16 de diciembre de 2025, la Renta Base continuara a la misma cuota que el Arrendatario paga actualmente bajo el Termino de Arrendamiento corriente.
A.RENT. From the execution of this Fifth Amendment Agreement until December 16th, 2025, the Base Rent shall continue at the same rate as Lessee currently pays under the existing Lease Term.

A partir del 17 de diciembre de 2025, el ARRENDATARIO debera pagar mensualmente al ARRENDADOR, como "Renta" por el arrendamiento de la Superficie Arrendable del Edificio lnventario II, con una superficie arrendable de 149,404.00 pies cuadrados equivalente a 13,880.09 metros cuadrados, la cantidad de US$ 0.56 Dolares (Cero punto cincuenta seis Dolares, Moneda de Curso Legal en los Estados Unidos de America) por pie cuadrado de Superficie Arrendable, que equivale a US$ 83,666.24 DoIares (Ochenta y tres mil seiscientos sesenta y seis doIares 24/100, Moneda de Curso Legal en los Estados Unidos de America); mas el lmpuesto al Valor Agregado que resulte aplicable al momento de pago, pagaderos mensualmente por adelantado al ARRENDADOR en el domicilio del ARRENDADOR.

As from December 17th, 2025, LESSEE shall pay monthly to LESSOR as "Rent" for the lease of the Leasable Area of the "lnventario II" Building, with a leasable area of 149,404.00 square feet equivalent to 13,880.09 square meters, the amount of US$ 0.56 Dollars (Zero point fifty-six Dollars, Legal Currency of the United States of America) per square foot of Leasable Area monthly, that is equivalent to US$ 83,666.24 Dollars (Eighty-three thousand six hundred sixty-six dollars 24/100, Legal Currency of the United States of America); plus the corresponding Value Added Tax (IVA by its Spanish acronym) at the moment of payment, payable in advance on a monthly basis to LESSOR in LESSOR's address.

Si dicha renta nose pagare dentro de los diez (10) primeros dias de cada mes, se considerara en mora y se cargara un interes moratorio a razon del cinco por ciento (5%) mensual, pagaderos en moneda de curso legal en los Estados Unidos de America.	If such Rent is not paid within the first ten (10) days of each calendar month, it will be subject to the late payment penalty of five per cent (5%), paid in the legal currency of the United States of America.
La Renta Base sera ajustada anualmente de acuerdo al Indice, conforme se define mas adelante en esta Clausula, en cada aniversario de la Fecha de lnicio de la Propiedad Arrendada, es decir, los dias 17 de diciembre de cada ario, a partir de 2026.	The Base Rent shall be adjusted annually in accordance with the Index, as defined in this Clause, on each anniversary of the Commencement Date, that is to say, on December 17th of each year, starting on 2026.
B. RENTA POR EL ESTACIONAMIENTO ADICIONAL PARA EMPLEADOS. A partir del 17 de diciembre de 2025, el ARRENDATARIO debera pagar mensualmente al ARRENDADOR, como Renta por el Arrendamiento del Estacionamiento Adicional para Empleados (en lo sucesivo la "Renta por el Arrendamiento del Estacionamiento Adicional para Empleados"), con una superficie arrendable de 5.430.00 pies cuadrados equivalente a 504.46 metros cuadrados, el ARRENDATARIO continuara pagando mensualmente al ARRENDADOR la cantidad de US$ 0.2932 Dolares (Cero punto dos, nueve, tres, dos Dolares, Moneda de Curso Legal en los Estados Unidos de America) por pie cuadrado de Superficie Arrendable, que equivale a US$ 1,592.08 Dolares (Mil quinientos noventa y dos dolares 08/100, Moneda de Curso Legal en los Estados Unidos de America); mas el lmpuesto al Valor Agregado que resulte aplicable al momento de pago, pagaderos mensualmente por adelantado al ARRENDADOR en el domicilio del ARRENDADOR.

B. RENT FOR ADDITIONAL PARKING OR EMPLOYEES. As from December 17th, 2025, LESSEE shall pay monthly to LESSOR as Rent or the Lease of the Additional Parking for Employees (herein after referred to as the "Rent for the Lease of the Additional Parking for Employees"), with a total leasable area of 5,430.00 square feet equivalent to 504.46 square meters, LESSEE shall continue to pay to LESSOR the monthly amount of US$ 0.2932 Dollars (Zero point two, nine, three, two Dollars, Legal Currency of the United States of America) per square foot of Leasable Area monthly, that is equivalent to US$ 1,592.08 Dollars (One thousand five hundred and ninety-two dollars 08/100, Legal Currency of the United States of America); plus the corresponding Value Added Tax (IVA by its Spanish acronym) at the moment of payment, payable in advance on a monthly basis to LESSOR in LESSOR's address.

Si dicha renta no se pagare dentro de los cinco (5) primeros dias de cada mes, se considerara en mora y se cargara un interes moratorio a razon del cinco por ciento (5%) mensual, pagaderos en moneda de curso legal en los Estados Unidos de America.	If such Rent is not paid within the first five (5) days of each calendar month, it will be subject to the late payment penalty of five percent (5%), paid in the legal currency of the United States of America.
La Renta por el Arrendamiento del Estacionamiento Adicional para Empleados aquf establecida sera ajustada anualmente de acuerdo al Indice, conforme se define mas adelante en esta Clausula, a partir del 17 de diciembre de 2026 y en cada aniversario de dicha fecha.	The Rent for the Lease of the Additional Parking for Employees herein established shall be adjusted annually in accordance with the Index, as defined in this Clause, beginning on December 17, 2026, and on each anniversary of that date.

C. CUOTA DE MANTENIMIENTO. A partir 17 de diciembre de 2025, el ARRENDATARIO debera pagar mensualmente al ARRENDADOR por concepto de Cuota de Mantenimiento de la Superficie Arrendable del Edificio lnventario II, con una superficie arrendable total de 149,404.00 pies cuadrados equivalente a 13,880.09 metros cuadrados, a razon de US$0.041 Dolares (cero punto cero, cuarenta y un dolares moneda de curso legal de los Estados Unidos de America) por pie cuadrado de Superficie Arrendable, que equivale a la cantidad de US$ 6,125.56 Dolares (Seis mil ciento veinticinco d6Iares 56/100, Moneda de Curso Legal en los Estados Unidos de America) mas el lmpuesto al Valor Agregado que resulte aplicable al momenta de pago, que debera ser pagada al ARRENDADOR por adelantado, junta con la renta mensual, en el domicilio de este ultimo.

C. MAINTENANCE FEE. From December 17th, 2025, LESSEE shall pay LESSOR as maintenance fee for the Leasable Area of the "lnventario II" Building, with a total leasable area of 149,404.00 square feet equivalent to 13,880.09 square meters, at the rate of US$0.041 Dollars (zero point zero, Forty one Dollars, Legal Currency of the United States of America) per square foot of Leasable Area monthly, that is equivalent to the amount of US$ 6,125.56 Dollars (Six thousand one hundred and twenty-five dollars 56/100, Legal Currency of the United States of America) monthly, plus the corresponding Value Added Tax (IVA by its Spanish acronym) at the moment of payment, which shall be payable in advance to LESSOR, jointly with the monthly rent, in LESSOR's address.

La cuota de mantenimiento se pagara por anticipado, conjuntamente con la Renta Base que corresponda dentro de los primeros cinco (5) dias de cada mes en el que dicha cuota de mantenimiento es debida y sera sujeta a las penalidades por pago tardfo establecidas en el Contrato de Arrendamiento. Dicha cuota de mantenimiento tambien sera ajustada anualmente conforme al Indice definido en esta Clausula, en cad a aniversario de la Fecha de lnicio, es decir, los dias 17 de diciembre de cada ario, sin perjuicio de lo anterior, la cuota de mantenimiento podra ser objeto de actualizaciones razonables de tiempo en tiempo en caso de que los costos de los servicios que se amparan con la cuota de mantenimiento y/o los insumos que se utilizan para los mismos aumenten considerablemente; siempre que el ARRENDADOR notifique al ARRENDATARIO dicho incremento en los costos, incluyendo documentacion de respaldo razonable, y las partes acuerden mutuamente una modificaci6n al Contrato de Arrendamiento que documente el incremento en la cuota de mantenimiento.	The maintenance fee will be payable in advance starting on the Commencement Date, jointly with e corresponding Base Rent, within the first five (5) days of each calendar month in which maintenance fee is due and will be subject to the late payment penalties established in the Lease Agreement. Such maintenance fee shall also be adjusted annually in accordance with the Index defined on this Clause on each anniversary of the Commencement Date, that is to say, on December 17th of each year, notwithstanding the foregoing, the maintenance fee may be subject to reasonable adjustments at any time in the event that the costs of the services covered by the maintenance fee and/or the supplies used for the same increase considerably; provided, that LESSOR gives LESSEE notice of such increase in costs, including reasonable backup documentation, and the parties mutually agree on an amendment to the Lease Agreement documenting the increase in the maintenance fee.
D. lncremento de la Renta Base, la Renta por el Arrendamiento del Estacionamiento Adicional para Empleados y la Cuota de Mantenimiento para los anos subsiguientes de Arrendamiento.
A partir de la fecha establecida en esta clausula, asi como de los aniversarios subsecuentes de dicha fecha, incluyendo los integrantes de prorrogas, las cantidades debidas por este Contrato de Arrendamiento seran incrementadas por una cantidad equivalente al producto de:

D. Increase of the Base Rent, Rent for the Lease of the Additional Parking for Employees and the Maintenance Fee for the subsequent years of Lease. Starting on the date established in this clause, as well as all subsequent anniversaries of such date, including term extensions, the amounts owed under this Lease Agreement shall be increased by an amount equal to the product of:

1.La cantidad objeto de actualizacion, multiplicada por:	1.The amount object of adjustment, multiplied by:
2. El porcentaje de incremento en el Indice (el "Indice", segun se define mas adelante) durante el Ano de Arrendamiento inmediato anterior.	2. The percentage increase in the Index (the "Index", as defined below) during the immediately preceding Lease Year.
a)    No Decremento. La renta mensual de los anos subsecuentes al Primero y que comprenden el Termino lnicial de Arrendamiento, en ningun caso sera menor de la renta mensual del Ano de Arrendamiento inmediato anterior.
a) No Decrease. The monthly rent for the years subsequent to the First and that comprises the Initial Term, in no event shall be decreased below the monthly rent for the immediately preceding Lease Year.

b) lndice Definido. El termino "indice", segun se utiliza a lo largo del presente Contrato de Arrendamiento significa el fndice de Precios al Consumidor para Todos los Consumidores Urbanos (Todos los Conceptos, Los Angeles - Long Beach - Anaheim, area de California) segun publicaci6n del Departamento de Estadisticas Laborales de los Estados Unidos. Si el control o la publicacion del Indice es trasferida a cualesquier otro departamento, oficina o agencia del gobierno de los Estados Unidos de America, o si es descontinuado, entonces el indice mas similar al lndice sera utilizado para calcular el incremento en la renta y cuotas de mantenimiento aqui mencionados. Para el calculo de la actualizacion de rentas se utilizara el indice de los ultimas 12 (doce) meses que se hayan publicado a la fecha del dia del incremento. Si el ARRENDADOR y el ARRENDATARIO no pueden acordar en un indice alterno semejante, entonces el asunto sera sometido a arbitraje a la Asociacion Americana de Arbitraje de acuerdo con las reglas de la Asociaci6n en vigor en ese momenta, y la decision de los arbitros sera obligatoria para las partes. El costo del arbitraje sera prorrateado en partes iguales entre el ARRENDADOR y el ARRENDATARIO.	b) Index Defined. The term "Index" as used throughout this Lease Agreement, shall mean the Consumer's Price Index for All Urban Consumers (All Items, Los Angeles - Long Beach - Anaheim, California area) as published by the United States Bureau of Labor Statistics. If control or publication f the Index is transferred to any other department, bureau or agency of the United States government or is discontinued, then the index most similar to the Index shall be used to calculate the rent and maintenance fees increases provided for herein. For the calculation of the rent adjustment, the index be used will be that of the previous 12 (twelve) months that have been released on the day of increase. If LESSOR and LESSEE cannot agree on a similar alternate index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of such Association, and the decision of the arbitrators shall be binding upon the parties. The cost of such arbitration shall be divided equally between LESSOR and LESSEE.
TERCERA.- CESION Y SUBARRENDAMIENTO.	THIRD.- ASSIGNMENT AND SUBLETTING.
A El ARRENDATARIO, exclusivamente en caso de obtener autorizaci6n previa y por escrito del ARRENDADOR, podra ceder o transferir este Contrato de Arrendamiento o cualesquier interes en el mismo, o permitir el uso de la Propiedad Arrendada; lo anterior condicionado a que el ARRENDATARIO se encuentre al corriente en el cumplimiento de sus pagos de rentas u otras obligaciones. En caso de cesion realizada con autorizacion previa y por escrito del ARRENDADOR, el ARRENDATARIO sera liberado de SUS obligaciones pero el GARANTE en terminos del Contrato de Arrendamiento, seguira siendo responsable de todas sus obligaciones establecidas respecto al presente Contrato de Arrendamiento, salvo pacto por escrito en contrario.	A. LESSEE, exclusively by obtaining prior written authorization from LESSOR, shall be able to assign or transfer this Lease Agreement or any interest therein or to permit the use of the Leased Property; the foregoing provided, that LESSEE is not in default in the payment of rents or other obligations. In the event of assignments, with the prior written authorization from LESSOR, LESSEE shall be released from its obligations but the Guarantor in terms of the Lease Agreement, shall remain liable for all its obligations related to this Lease Agreement, except as otherwise agreed in writing by the parties.
B. El ARRENDADOR tendra derecho a ceder una o varias veces, de tiempo en tiempo, todos o cualesquiera de los derechos y obligaciones del ARRENDADOR en este Contrato de Arrendamiento, o cualquier interes en el mismo, siempre y cuando dicha cesion no afecte los derechos del ARRENDATARIO derivados del presente y que el ARRENDADOR continue obligado al cumplimiento de todas y cada una de sus obligaciones derivadas de este Contrato de Arrendamiento. En caso de cualquier cesion o cesiones, el ARRENDATARIO no podra disminuir o retener el pago de las rentas pagaderas conforme a este Contrato, entablando directamente en contra del cesionario cualquier defensa, compensacion o contrademanda que el ARRENDATARIO pueda tener en contra del ARRENDADOR o de cualquier otra persona. Sin embargo, el ARRENDATARIO especfficamente renuncia en este acto, con relaci6n a la retencion de la renta, a cualesquier providencia cautelar que garantice el pago de reclamaciones, en los terminos establecidos por el Codigo Civil del Estado de Baja California y el Codigo de Procedimientos Civiles del Estado de Baja California.	B. LESSOR shall have the right to assign and reassign, from time to time, any or all of the rights and obligations of LESSOR in this Lease Agreement or any interest therein, provided that no such assignment or reassignment shall impair any of the rights of LESSEE herein, and provided further, that LESSOR shall remain liable for all of its obligations under this Lease Agreement. In the event of such assignment or reassignment, LESSEE shall not diminish or withhold any of the rents payable hereunder by asserting against such assignee any defense, setoff, or counterclaims which LESSEE may have against LESSOR or any other person. However, LESSEE hereby specifically waives, respect to withholding of rent, any preventive measures to guarantee payment of a claim, in the terms provided by the Civil Code of the State Baja California and the Code of Civil Proceeding the State of Baja California.

CUARTA.- SISTEMAS CONTRA INCENDIOS Y DE SEGURIDAD CIVIL.	FOURTH.- FIRE DETERRENT SYSTEMS AND CIVIL SECURITY.
El ARRENDATARIO se obliga a dar el debido mantenimiento y cuidado al sistema contra incendios de la Propiedad Arrendada y en caso de ser requerido por la aseguradora del Edificio o el Departamento de Bomberos, de acuerdo o en virtud de su actividad de negocios, a mejorar el sistema contra lncendios de la Propiedad Arrendada, a efecto de que cumpla exhaustivamente con las disposiciones normativas municipales y la Norma Oficial Mexicana NOM-002-STPS-2010, relativa a las condiciones de seguridad para la prevencion y proteccion contra incendios en los centres de trabajo, y tambien se obliga a certificar ante las autoridades municipales y estatales competentes que la Propiedad Arrendada cumple con los requerimientos en materia de proteccion civil, mediante la elaboracion y autorizacion de un Programa lnterno de Proteccion Civil, considerando el riesgo que presente la actividad industrial, operaciones, numero de empleados y distribucion de las instalaciones del ARRENDATARIO. El ARRENDATARIO sera responsable de mejorar y modificar a su propio costo el sistema basico instalado en la nave inventario, en caso de que cualquier nueva regulacion o norma oficial requiera una modificacion al sistema basico requerido para dicho tipo de edificio.	LESSEE hereby is bound to give the necessary maintenance to the fire deterrent system of the Leased Property and if required by the Building's insurer or the Fire Department, in accordance with or by virtue of its business activity, to improve it, so that it complies exhaustively with applicable municipal regulations and the Official Mexican Regulation NOM-002-STPS-2010, relative to the security conditions to prevent and protect against fire in the workplace, and is also bound to certify before the competent municipal and state authorities that the Leased Property complies with the requirements in the field of civil protection, by the elaboration and authorization of a Civil Protection Internal Program considering the risk presented by the industrial activity, the operations, the number of employees and the distribution of the facilities of LESSEE. LESSEE will be responsible for improving and modify at its own cost the basic system installed in the shell building, in case that any new regulation or official specification requires any improvement for the basic system required for such type of building.
De igual forma, el ARRENDATARIO debera, bajo su propia responsabilidad, certificar ante las autoridades competentes en materia de proteccion civil y bomberos, que su operacion no sobrepasa los cupos maximos de personal permitidos en base a las dimensiones de la Propiedad Arrendada.	In the same manner, LESSEE, under its own responsibility, shall certify before the competent authorities in the field of civil protection and before the Fire Prevention Authorities, that its operation does not exceed the maximum number of employees allowed based on the dimensions of the Leased Property.
QUINTA.- GARANTiA. El GARANTE en este acto, reconoce y acepta que su Garantfa entregada en relacion al Contrato de Arrendamiento, se mantiene vigente y efectiva, y es aplicable y extensiva al Contrato de Arrendamiento coma se modifico, por este Quinto Convenio Modificatorio.

FIFTH.- GUARANTY. GUARANTOR hereby acknowledges and accepts that its Guaranty delivered in relation to the Lease Agreement remains in full force and effect and applies and extend o the Lease Agreement as amended by this Fifth Amendment Agreement.

SEXTA.- NO RELACION LABORAL. Las Partes acuerdan que el Contrato de Arrendamiento segun fue modificado por este Quinto Convenio Modificatorio no crea sociedad, asociacion, relacion individual de trabajo o figura juridica analoga a las anteriores entre las Partes, o bien cualquier relaci6n distinta a la relacion contractual considerada en el Contrato de Arrendamiento segun fue modificado por este Quinto Convenio Modificatorio, por lo que cada una de las Partes es, respectivamente responsable de sus obligaciones de caracter laboral, fiscal, civil o de cualquier otra naturaleza, salvo pacto en contrario bajo el Contrato de Arrendamiento segun fue modificado por este Quinto Convenio Modificatorio.

SIXTH.- NON-EMPLOYMENT RELATIONSHIP. The Parties agree that the Lease Agreement as amended by this Fifth Amendment Agreement does not create a partnership, association, individual employment relationship or any other legal figure analogous to the foregoing between the Parties, or any relationship different from the contractual relationship considered in the Lease Agreement as amended by this Fifth Amendment Agreement for which reason, each of the Parties is respectively responsible for its labor, tax, civil or any other type of obligations, unless otherwise expressly agreed under the Lease Agreement as amended by this Fifth Amendment Agreement.

De conformidad con lo anterior, la responsabilidad que derive de las relaciones laborales con cada una de las personas anteriormente mencionadas es unica y exclusivamente de cada una de las Partes respectivamente. Las Partes expresamente acuerdan que ninguna de las clausulas contenidas en el presente Convenio se interpretara en una manera que se considere a los empleados, agentes, proveedores o contratistas de cada Parte como empleados, agentes, proveedores, contratistas o subcontratistas al mismo tiempo que la otra Parte. Adicionalmente, ninguna de las Partes podra celebrar un convenio y/o celebrar un contrato de cualquier tipo en representaci6n de la otra Parte.	In accordance with the foregoing, the liability arising from the labor relations with each of the aforementioned persons is solely and exclusively of each of the Parties respectively. The Parties expressly agree that none of the provisions contained in this Amendment Agreement shall be interpreted in such a way that it considers the employees, agents, suppliers or contractors of each Party as employees, agents, suppliers or contractors at the same time of the other Party. In addition, none of the Parties may enter into any agreement and/or enter into any contract of any type on behalf of the other Party.
Las Partes expresamente declaran que cuentan con sus propios recursos humanos, materiales y financieros para cumplir con las obligaciones que le correspondan bajo la legislacion aplicable (incluyendo sin limitar la Ley Federal del Trabajo) que deriven de las relaciones con sus empleados.	The Parties expressly declare that they have their own human, material and financial resources to comply with the obligations required under applicable law (including, without limitation the Federal Labor Law) arising from their relations with their employees.
Cada una de las Partes, respectivamente, acordara en todo momento las tareas especificas que deberan desemperiar sus empleados, mandatarios y contratistas en terminos del Contrato de Arrendamiento segun fue modificado por este Quinto Convenio Modificatorio y estaran en todo tiempo a cargo de la supervision de dichos empleados, mandatarios y contratistas en la prestacion de los servicios. Los empleados, mandatarios y contratistas deberan realizar dichas actividades conforme a los acuerdos entre estos ultimos y dicha Parte. Las Partes reconocen que los empleados, mandatarios y contratistas de la otra Parte no estaran a disposicion de dicha Parte en terminos del Contrato de Arrendamiento segun fue modificado por este Quinto Convenio Modificatorio. Por lo tanto, los empleados, agentes y contratistas de cada una de las Partes deberan prestar los servicios exclusivamente conforme se acuerde entre estos ultimos y dicha Parte, en los lugares en los que dicha Parte determine sea mas conveniente para prestar los servicios de la manera mas eficiente dentro de los horarios y conforme a los parametros que establezcan cada Parte, respectivamente.	Each Party, respectively, shall at all times agree the specific tasks to be performed by its employees, agents and contractors under the terms of the Lease Agreement as amended by this Fifth Agreement and shall at all times be in charge of the supervision of such employees, agents and contractors in the performance of the services. The employees, agents and contractors shall perform such activities in accordance with the agreements between them and such Party. The Parties acknowledge that the employees, agents and contractors of the other Party shall not be at the disposal of such Party in terms of the Lease Agreement as amended by thi Fifth Amendment Agreement. Therefore, the employees, agents and contractors of each Party shall perform the services exclusively as agreed between them and such Party, at such locations as such Party determines to be most convenient to perform the services in the most efficient manner within such schedules and within such parameters as each Party, respectively, may establish.
Cada una de las Partes sera responsable frente a la otra de todos los darios o perdidas que deriven de la culpa o negligencia de sus empleados, mandatarios y contratistas conforme a los terminos del Contrato de Arrendamiento segun fue modificado por este Quinto Convenio Modificatorio y que afecten a la otra Parte. Ambas Partes estan de acuerdo en que los riesgos laborales y accidentes que pudieran sufrir los empleados, mandatarios o contratistas de cada una de las Partes son exclusivamente la responsabilidad de dicha Parte, respectivamente. Por lo tanto, la Parte responsable debera cubrir los gastos y honorarios que surjan de lo anterior. La obligaci6n de la Parte responsable sera valida siempre y cuando dichos riesgos o accidentes sucedan en el interior de la Propiedad Arrendada.	Each Party shall be liable to the other for all damages or losses arising from the fault or negligence of its employees, agents and contractors under the terms of the Lease Agreement as amended by this Fifth Amendment Agreement and that affects the other Party. Both Parties agree that the labor risks and accidents that may be suffered by the employees, agents or contractors of each Party are exclusively the responsibility of said Party, respectively. Therefore, the responsible Party shall cover the expenses and fees arising from the foregoing. The obligation of the responsible Party shall be valid provided that such risks or accidents occur inside the Leased Property.

Cada una de las Partes sera responsable frente a la otra de todos los darios o perdidas que deriven de la culpa o negligencia de sus empleados, mandatarios y contratistas conforme a los terminos del Contrato de Arrendamiento segun fue modificado por este Quinto Convenio Modificatorio y que afecten a la otra Parte. Ambas Partes estan de acuerdo en que los riesgos laborales y accidentes que pudieran sufrir los empleados, mandatarios o contratistas de cada una de las Partes son exclusivamente la responsabilidad de dicha Parte, respectivamente. Por lo tanto, la Parte responsable debera cubrir los gastos y honorarios que surjan de lo anterior. La obligacion de la Parte responsable sera valida siempre y cuando dichos riesgos o accidentes sucedan en el interior de la Propiedad Arrendada.	Each Party agrees to indemnify and hold harmless the other Party (including its shareholders, directors, employees and/or consultants and their assignees and sublessees) from and against any and all claims, suits, complaints, liabilities, damages, losses, injuries, damages, costs or expenses (including reasonable legal costs) brought against it by an employee of the responsible Party, its suppliers or contractors, as well as for any claim brought by an employee of the responsible Party before the Mexican Social Security Institute (lnstituto Mexicano del Segura Social, or IMSS by its Spanish acronym) or the National Institute of the Fund for Workers' Housing (lnstituto Nacional del Fonda para la Vivienda de los Trabajadores, -INFONAVIT) or for any other contingency related with the employees of the responsible Party, its contractors or suppliers that affects the other Party.
SEPTIMA.-PREFERENCIA DE CONTRATISTA.
Las partes acuerdan que el ARRENDATARIO no podra realizar ninguna construcci6n o mejora en la Propiedad Arrendada sin considerar y dar preferencia a la cotizaci6n presentada por el ARRENDADOR para tales obras; el ARRENDATARIO, en circunstancias similares, dara preferencia el ARRENDADOR para la ejecucion de dichas obras.

SEVENTH.-CONTRACTOR PREFERENCE. The parties agree that LESSEE may not perform any construction or improvement on the Leased Property without considering and giving preference to the quotation submitted by LESSOR for such works; LESSEE, in similar circumstances, shall give preference to LESSOR for the execution of such works.

Para que el ARRENDADOR, pueda llevar a cabo la supervision, y el ARRENDATARIO, pueda iniciar cualquier obra previamente autorizada, debera entregar. al ARRENDADOR, la siguiente documentacion: contrato de obra celebrado con el tercero; licencia de construccion de la obra a ejecutar; procedimiento para prevenci6n de contagios por la pandemia COVID SARS-19; catalogo de conceptos con todos los alcances; proyecto ejecutivo completo, y en el caso, de mezzanines calculos estructurales, asi como el
seguro de obra.	In order for the LESSOR to carry out the supervision, and LESSEE to start any previously authorized work, the following documentation must be delivered to LESSOR: work contract signed with the third party; construction license for the work to be executed; procedure for the prevention of infections due to the COVID SARS-19 pandemic; catalog of concepts with all scopes; complete executive project, and in the case of mezzanines, structural calculations, as well as construction insurance.
OCTAVA.-Todos los otros terminos y condiciones del Contrato de Arrendamiento no modificados por el presente se mantendran y continuaran vigentes y validos coma se describe en dichos documentos. De conformidad con lo anterior, las partes acuerdan que este Quinto Convenio Modificatorio debera modificar unicamente los terminos y condiciones aqui descritos; todas los demas terminos y condiciones deberan mantenerse vigentes y sin cambios, por lo que en este instrumento no existe novacion. El Contrato de Arrendamiento previamente celebrado por las Partes debera regular cualquier cuesti6n relativa al Contrato de Arrendamiento, que no se encuentren especificamente senaladas en el presente. Cualquier expresion o denominacion senalada en este convenio entre comillas o en Mayuscula, debera entenderse segun fue definido en el Contrato de Arrendamiento o en sus otros convenios modificatorios cuando asi proceda.

EIGHTH.- All other terms and conditions of the Lease Agreement not amended herein shall remain and continue in force and valid as described in such document. In accordance with the foregoing, the Parties agree that this Fifth Amendment Agreement shall only modify the provisions described herein; all other provisions shall remain in force and unchanged, so there is no novation in this instrument. The Lease Agreement previously executed by the Parties shall regulate any matters relating to the Lease Agreement, which are not specifically mentioned herein. Any expression or denomination written in quotation marks or capitalized, shall be understood as it was defined in the Lease Agreement or its other amendment agreements when applicable.

NOVENA.- Este documento forma parte del Contrato de Arrendamiento como un solo documento; conteniendo ambos las condiciones y promesas realizados entre las partes, y no deberan ser modificados verbalmente o de ninguna otra manera mas que en un contrato por escrito firmado por los representantes autorizados de las partes.

NINTH.-This document forms a part of the Lease Agreement as one whole document; both contain the conditions and promises made between the parties and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.

DECIMA.- El presente Quinto Convenio Modificatorio se firma en espanol e ingles, y en caso de que resultare alguna inconsistencia con respecto a su interpretacion prevalecera la version en espanol.	TENTH.- This Fifth Amendment Agreement, is executed in Spanish and English and in the event any inconsistency arises regarding its interpretation, the Spanish version shall prevail.
DECIMA PRIMERA.- Las partes acuerdan que para todo lo relativo a la interpretaci6n y cumplimiento de este Quinto Convenio Modificatorio y del Contrato de Arrendamiento, expresamente se someten a la legislacion y a la jurisdiccion de los Tribunales Civiles de la Ciudad de Mexicali, Baja California, renunciando expresamente a cualquier otro fuero que pudiera ser aplicable por razon de su domicilio presente o futuro o por cualquier otra causa.

ELEVENTH.- The Parties agree that for all matters relating to the interpretation and enforcement of this Fifth Amendment Agreement and the Lease Agreement, they are expressly subjected to the law and the jurisdiction of the Civil Courts of the City of Mexicali, Baja California, expressly waiving any other jurisdiction that could be applicable by reason of present or future address or otherwise.

EN PRESENCIA DE LOS TESTIGOS, este documento es firmado por duplicado en la Ciudad de Mexicali, Baja California, en este dia 28 de noviembre del ano 2025.	IN WITNESS WHEREOF this document is signed in duplicate in this City of Mexicali, Baja California, on this 28th day of November of the year 2025.
EL ARRENDADOR / LESSOR: INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DEC.V.	EL ARRENDATARIO / LESSEE: INDUSTRIAL VALL RA DE MEXICALI, S.A. DE
C.P. Eduardo Mendoza Larios Representante Legal / Legal Representative	Sergio Francisco Tagliapetra Nassri Representante Legal / Legal Representative
El Garante tiene conocimiento y acepta los terminos fijados en este Quinto Convenio Modificatorio tal como se describe en la Clausula Quinta.	Guarantor Acknowledges and accepts the terms set in the Fifth Clause.
GARANTE /GUARANTOR
/s/ ANAND SAMPATH
MASIMO CORPORATION
Anand Sampath
Representante Legal / Legal Representative

TESTIGOS / WITNESSES:
Testigo del Arrendador / Lessor's Witness	Testigo del Arrendador / Lessor's Witness
Nombre/Name: ____________________________	Nombre/Name: _______________________
Fin del Quinto Convenio Modificatorio y de hojas de firmas	End of the Fifth Amendment Agreement and signatures page